Exhibit 99.1

PerkinElmer Announces Financial Results for the Fourth Quarter of 2013

  Revenue growth of 4%; Organic revenue growth of 3%
  GAAP earnings per share from continuing operations of $0.58; Adjusted earnings per share of $0.73
  Operating income from continuing operations was $85 million; Adjusted operating profit margin increase of 90 basis points driving adjusted earnings per share growth of 12%
  Operating cash flow from continuing operations of $71 million, up 79%
  Established full year 2014 guidance range for GAAP earnings per share of $1.93 to $1.98; Adjusted earnings per share guidance range of $2.40 to $2.45

WALTHAM, Mass.--(BUSINESS WIRE)--January 30, 2014--PerkinElmer, Inc. (NYSE: PKI), a global leader focused on improving the health and safety of people and the environment, today reported financial results for the fourth quarter ended December 29, 2013.

The Company reported GAAP earnings per share from continuing operations of $0.58, compared to a loss of $0.14 in the fourth quarter of 2012. Revenue in the fourth quarter of 2013 was $593.3 million, as compared to $572.9 million in the fourth quarter of 2012. GAAP operating income from continuing operations for the fourth quarter of 2013 was $84.7 million, as compared to an operating loss of $30.8 million in the fourth quarter of 2012, impacted by non-cash charges and other adjustments noted in the Company's reconciliations of non-GAAP financial measures.

Adjusted earnings per share was $0.73, compared to $0.65 in the fourth quarter of 2012. Adjusted revenue for the quarter grew 3% to $594.0 million, compared to $577.0 million in the fourth quarter of 2012. Adjusted operating income for the fourth quarter of 2013 was $114.1 million, compared to $105.6 million for the same period a year ago. Adjusted operating profit margin was 19.2% as a percentage of adjusted revenue, compared to 18.3% for the same period a year ago. Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations.

“We are pleased with our strong finish to the year as we delivered solid performances in adjusted earnings per share growth, adjusted operating margin expansion and operating cash flow generation, ” said Robert Friel, chairman and chief executive officer of PerkinElmer. “By leveraging our recent growth and productivity investments, we are well positioned to deliver a year of profitable revenue growth while continuing to address the critical health and environmental needs of our customers throughout the world.”

2013 Full Year Cash Flow

For the fourth quarter of 2013, operating cash flow from continuing operations was $71.1 million as compared to $39.8 million in the comparable period of 2012. Full year 2013 operating cash flow from continuing operations was $158.1 million as compared to $153.6 million in 2012. The full year 2013 results were impacted by incremental pension contributions, royalty payments and increased working capital uses for the completion of the Company’s productivity initiatives.

Financial Overview by Reporting Segment for the Fourth Quarter of 2013

Human Health

  Revenue of $336.1 million, as compared to $318.9 million for the fourth quarter of 2012.
  Adjusted revenue of $336.8 million. Adjusted and organic revenues increased 4%.
  Operating income of $47.1 million, as compared to an operating loss of $23.8 million for the same period a year ago.
  Adjusted operating income of $83.8 million. Adjusted operating profit margin was 24.9% as a percentage of adjusted revenue, as compared to 23.9% in the fourth quarter of 2012.

Environmental Health

  Revenue of $257.2 million, as compared to $254.1 million for the fourth quarter of 2012. Revenue and organic revenue increased 1%.
  Operating income of $35.1 million, as compared to operating income of $33.9 million for the same period a year ago.
  Adjusted operating income of $40.8 million. Adjusted operating profit margin was 15.9% as a percentage of revenue, as compared to 15.3% in the fourth quarter of 2012.

Financial Guidance – Full Year 2014

For the full year 2014, the Company forecasts GAAP earnings per share from continuing operations in the range of $1.93 to $1.98 and on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, adjusted earnings per share of $2.40 to $2.45.

Conference Call Information

The Company will discuss its fourth quarter results and its outlook for business trends in a conference call on January 30, 2014 at 5:00 p.m. Eastern Time (ET). To access the call, please dial (617) 614-4072 prior to the scheduled conference call time and provide the access code 83512237. A playback of this conference call will be available beginning 7:00 p.m. ET, Thursday, January 30, 2014. The playback phone number is (617) 801-6888 and the code number is 82009740.

A live audio webcast of the call will be available on the Investor section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) our ability to obtain future financing; (19) restrictions in our credit agreements; (20) our ability to realize the full value of our intangible assets; (21) significant fluctuations in our stock price; (22) reduction or elimination of dividends on our common stock; and (23) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on improving the health and safety of people and the environment. The Company reported revenue of approximately $2.2 billion in 2013, has about 7,600 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012

Revenue	$593,280	$572,921	$2,166,232	$2,115,205

Cost of revenue	317,002	311,263	1,189,258	1,151,999
Selling, general and administrative expenses	141,949	180,708	585,850	632,734
Research and development expenses	32,702	33,538	133,023	132,639
Asset Impairments	6,731	74,153	6,731	74,153
Restructuring and contract termination charges, net	10,215	4,103	33,928	25,137

Operating income (loss) from continuing operations	84,681	(30,844)	217,442	98,543

Interest income	(362)	(313)	(650)	(747)
Interest expense	14,614	11,651	49,924	45,787
Other expense, net	12,613	558	14,836	2,916

Income (loss) from continuing operations before income taxes	57,816	(42,740)	153,332	50,587

Benefit from income taxes	(8,184)	(26,548)	(12,192)	(17,854)

Income (loss) from continuing operations	66,000	(16,192)	165,524	68,441

(Loss) gain on disposition of discontinued operations, before income taxes	(2,267)	490	(1,810)	2,405
(Benefit from) provision for income taxes on discontinued operations and dispositions	(740)	154	(1,098)	906

(Loss) income from discontinued operations and dispositions	(1,527)	336	(712)	1,499

Net income (loss)	$64,473	$(15,856)	$164,812	$69,940

Diluted earnings per share:
Income (loss) from continuing operations	$0.58	$(0.14)	$1.46	$0.60

(Loss) income from discontinued operations and dispositions	(0.01)	0.00	(0.01)	0.01

Net income (loss)	$0.57	$(0.14)	$1.45	$0.61

Weighted average shares of common stock outstanding	113,463	114,440	113,503	114,860
	Diluted	Basic	Diluted	Diluted

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.58	$(0.14)	$1.46	$0.60
Amortization of intangible assets, net of income taxes	0.12	0.13	0.51	0.52
Asset impairments, net of income taxes	0.04	0.42	0.04	0.42
Debt extinguishment costs, net of income taxes	0.08	-	0.08	-
Purchase accounting adjustments, net of income taxes	0.02	0.03	0.05	0.16
Acquisition-related costs, net of income taxes	0.00	0.00	0.00	0.01
Significant environmental charges, net of income taxes	0.02	-	0.02	-
Mark to market on postretirement benefits, net of income taxes	(0.13)	0.19	(0.13)	0.20
Restructuring and contract termination charges, net of income taxes	0.05	0.03	0.19	0.16
Significant tax credits	(0.06)	-	(0.14)	-
Adjusted EPS	$0.73	$0.65	$2.08	$2.06

(1) amounts may not add due to rounding

PerkinElmer, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Twelve Months Ended
(In thousands, except percentages)		December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
			(as adjusted)		(as adjusted)

Human Health	Reported revenue	$336,100	$318,858	$1,209,756	$1,174,642
	Purchase accounting adjustments	739	4,076	7,312	26,249
	Adjusted Revenue	336,839	322,934	1,217,068	1,200,891

	Reported operating income (loss) from continued operations	47,103	(23,766)	146,100	59,196
	OP%	14.0%	-7.5%	12.1%	5.0%
	Amortization of intangible assets	19,829	19,945	80,217	80,815
	Asset impairments	6,731	73,410	6,731	73,410
	Purchase accounting adjustments	2,873	4,589	8,919	30,551
	Acquisition-related costs	-	441	(21)	984
	Restructuring and contract termination charges, net	7,312	2,544	22,172	17,587
	Adjusted operating income	83,848	77,163	264,118	262,543
	Adjusted OP%	24.9%	23.9%	21.7%	21.9%

Environmental Health	Reported revenue	257,180	254,063	956,476	940,563
	Purchase accounting adjustments	-	-	9	-
	Adjusted Revenue	257,180	254,063	956,485	940,563

	Reported operating income from continued operations	35,130	33,896	97,052	111,844
	OP%	13.7%	13.3%	10.1%	11.9%
	Amortization of intangible assets	2,670	2,549	10,137	10,403
	Asset impairments	-	743	-	743
	Purchase accounting adjustments	50	-	59	-
	Acquisition-related costs	16	110	141	204
	Restructuring and contract termination charges, net	2,903	1,559	11,756	7,550
	Adjusted operating income	40,769	38,857	119,145	130,744
	Adjusted OP%	15.9%	15.3%	12.5%	13.9%

Corporate	Reported operating income (loss)	2,448	(40,974)	(25,710)	(72,497)
	Significant environmental charges	4,625	-	4,625	-
	Mark to market on postretirement benefits	(17,570)	30,542	(17,617)	31,761
	Adjusted operating loss	(10,497)	(10,432)	(38,702)	(40,736)

Continuing Operations	Reported revenue	$593,280	$572,921	$2,166,232	$2,115,205
	Purchase accounting adjustments	739	4,076	7,321	26,249
	Adjusted revenue	594,019	576,997	2,173,553	2,141,454

	Reported operating income (loss) from continued operations	84,681	(30,844)	217,442	98,543
	OP%	14.3%	-5.4%	10.0%	4.7%
	Amortization of intangible assets	22,499	22,494	90,354	91,218
	Asset impairments	6,731	74,153	6,731	74,153
	Purchase accounting adjustments	2,923	4,589	8,978	30,551
	Acquisition-related costs	16	551	120	1,188
	Significant environmental charges	4,625	-	4,625	-
	Mark to market on postretirement benefits	(17,570)	30,542	(17,617)	31,761
	Restructuring and contract termination charges, net	10,215	4,103	33,928	25,137
	Adjusted operating income	$114,120	$105,588	$344,561	$352,551
	Adjusted OP%	19.2%	18.3%	15.9%	16.5%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
	December 29, 2013	December 30, 2012	December 29, 2013	December 30, 2012
(In thousands)

Operating activities:
Net income (loss)	$64,473	$(15,856)	$164,812	$69,940
Less: loss (income) from discontinued operations and dispositions, net of income taxes	1,527	(336)	712	(1,499)
Income (loss) from continuing operations	66,000	(16,192)	165,524	68,441
Adjustments to reconcile income (loss) from continuing operations to net cash provided by continuing operations:
Stock-based compensation	2,630	5,679	14,053	21,031
Restructuring and contract termination charges, net	10,215	4,103	33,928	25,137
Amortization of deferred debt issuance costs, interest rate hedges and accretion of discounts	3,904	862	6,502	3,517
Depreciation and amortization	32,018	32,074	128,471	126,865
Gains on disposition	-	-	(1,566)	-
Amortization of acquired inventory revaluation	-	440	203	5,214
Pension and other postretirement expenses	(18,176)	35,336	(18,176)	35,336
Asset impairments	6,731	74,153	6,731	74,153
Changes in operating assets and liabilities which (used) provided cash, excluding effects from companies purchased and divested:
Accounts receivable, net	(41,279)	(59,714)	(14,440)	(44,626)
Inventories, net	17,931	16,234	(13,851)	(8,213)
Accounts payable	4,235	10,735	(1,800)	(7,876)
Accrued expenses and other	(13,135)	(63,912)	(147,526)	(145,404)
Net cash provided by operating activities of continuing operations	71,074	39,798	158,053	153,575
Net cash provided by (used in) operating activities of discontinued operations	629	(274)	538	(1,405)
Net cash provided by operating activities	71,703	39,524	158,591	152,170

Investing activities:
Capital expenditures	(7,427)	(18,058)	(38,991)	(42,408)
Proceeds from dispositions of property, plant and equipment, net	-	-	52,202	-
Proceeds from surrender of life insurance policies	-	-	783	-
Changes in restricted cash balances	-	(183)	-	487
Activity related to acquisitions and investments, net of cash and cash equivalents acquired	(8,650)	(34,108)	(15,699)	(40,858)
Net cash used in investing activities of continuing operations	(16,077)	(52,349)	(1,705)	(82,779)
Net cash provided by investing activities of discontinued operations	-	494	494	2,470
Net cash used in investing activities	(16,077)	(51,855)	(1,211)	(80,309)

Financing Activities:
Payments on long-term debt	(259,000)	(102,850)	(688,000)	(435,850)
Proceeds from long-term debt	258,000	104,000	677,000	395,000
Premium on prepayment of debt	(11,119)	-	(11,119)	-
Payments of debt issuance costs	-	-	-	(416)
Settlement of cash flow hedges	-	4,050	1,363	4,050
Net (payments on) proceeds from other credit facilities	(249)	5,417	5,281	5,274
Payments for acquisition-related contingent consideration	-	-	-	(12,459)
Excess tax benefit from exercise of common stock options	-	-	-	1,767
Proceeds from issuance of common stock under stock plans	5,021	9,534	20,313	32,478
Purchases of common stock	(212)	(12)	(127,398)	(2,104)
Dividends paid	(7,867)	(8,028)	(31,600)	(31,903)
Net cash (used in) provided by financing activities	(15,426)	12,111	(154,160)	(44,163)

Effect of exchange rate changes on cash and cash equivalents	739	836	(1,422)	1,404

Net increase in cash and cash equivalents	40,939	616	1,798	29,102
Cash and cash equivalents at beginning of period	132,303	170,828	171,444	142,342
Cash and cash equivalents at end of period	$173,242	$171,444	$173,242	$171,444

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

(In thousands)	December 29, 2013	December 30, 2012

Current assets:
Cash and cash equivalents	$173,242	$171,444
Accounts receivable, net	470,028	457,011
Inventories, net	261,036	247,688
Other current assets	140,532	95,611
Total current assets	1,044,838	971,754

Property, plant and equipment, net:
At cost	504,184	513,479
Accumulated depreciation	(318,811)	(302,963)
Property, plant and equipment, net	185,373	210,516
Marketable securities and investments	1,319	1,149
Intangible assets, net	460,430	529,901
Goodwill	2,143,120	2,122,788
Other assets, net	111,632	65,654
Total assets	$3,946,712	$3,901,762

Current liabilities:
Short-term debt	$2,624	$1,772
Accounts payable	167,196	168,943
Short-term accrued restructuring	26,374	21,364
Accrued expenses and other current liabilities	404,064	388,026
Current liabilities of discontinued operations	2,538	995
Total current liabilities	602,796	581,100

Long-term debt	932,104	938,824
Long-term accrued restructuring	9,161	6,387
Long-term liabilities	410,565	435,639
Total liabilities	1,954,626	1,961,950

Total stockholders' equity	1,992,086	1,939,812
Total liabilities and stockholders' equity	$3,946,712	$3,901,762

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	December 29, 2013		December 30, 2012

Adjusted revenue:
Revenue	$593.3		$572.9
Purchase accounting adjustments	0.7		4.1
Adjusted revenue	$594.0		$577.0

Adjusted gross margin:
Gross margin	$276.3	46.6%	$261.7	45.7%
Amortization of intangible assets	13.3	2.2%	13.1	2.3%
Purchase accounting adjustments	0.8	0.1%	4.5	0.8%
Mark to market on postretirement benefits	0.8	0.1%	2.5	0.4%
Adjusted gross margin	$291.2	49.0%	$281.8	48.8%

Adjusted SG&A:
SG&A	$141.9	23.9%	$180.7	31.5%
Amortization of intangible assets	(9.1)	-1.5%	(9.3)	-1.6%
Purchase accounting adjustments	(2.1)	-0.4%	(0.1)	0.0%
Acquisition-related costs	(0.0)	0.0%	(0.6)	-0.1%
Significant environmental charges	(4.6)	-0.8%	-	0.0%
Mark to market on postretirement benefits	18.1	3.0%	(27.9)	-4.9%
Adjusted SG&A	$144.2	24.3%	$142.9	24.8%

Adjusted R&D:
R&D	$32.7	5.5%	$33.5	5.9%
Amortization of intangible assets	(0.1)	0.0%	(0.1)	0.0%
Purchase accounting adjustments	(0.0)	0.0%	-	0.0%
Mark to market on post retirement benefits	0.3	0.0%	(0.2)	0.0%
Adjusted R&D	$32.9	5.5%	$33.3	5.8%

Adjusted operating income:
Operating income (loss)	$84.7	14.3%	$(30.8)	-5.4%
Amortization of intangible assets	22.5	3.8%	22.5	3.9%
Asset impairments	6.7	1.1%	74.2	12.9%
Purchase accounting adjustments	2.9	0.5%	4.6	0.8%
Acquisition-related costs	0.0	0.0%	0.6	0.1%
Significant environmental charges	4.6	0.8%	-	0.0%
Mark to market on postretirement benefits	(17.6)	-3.0%	30.5	5.3%
Restructuring and contract termination charges, net	10.2	1.7%	4.1	0.7%
Adjusted operating income	$114.1	19.2%	$105.6	18.3%

	PKI
	Three Months Ended
	December 29, 2013		December 30, 2012

Adjusted EPS:
GAAP EPS	$0.57		$(0.14)
Discontinued operations, net of income taxes	(0.01)		0.00
GAAP EPS from continuing operations	0.58		(0.14)
Amortization of intangible assets, net of income taxes	0.12		0.13
Asset impairments, net of income taxes	0.04		0.42
Debt extinguishment costs, net of income taxes	0.08		-
Purchase accounting adjustments, net of income taxes	0.02		0.03
Acquisition-related costs, net of income taxes	0.00		0.00
Significant environmental charges, net of income taxes	0.02		-
Mark to market on postretirement benefits, net of income taxes	(0.13)		0.19
Restructuring and contract termination charges, net of income taxes	0.05		0.03
Significant tax credits	(0.06)		-
Adjusted EPS	$0.73		$0.65

	Human Health
	Three Months Ended
	December 29, 2013		December 30, 2012

Adjusted revenue:
Revenue	$336.1		$318.9
Purchase accounting adjustments	0.7		4.1
Adjusted revenue	$336.8		$322.9

Adjusted operating income:
Operating income	$47.1	14.0%	$(23.8)	-7.5%
Amortization of intangible assets	19.8	5.9%	19.9	6.3%
Asset impairments	6.7	2.0%	73.4	23.0%
Purchase accounting adjustments	2.9	0.9%	4.6	1.4%
Acquisition-related costs	-	0.0%	0.4	0.1%
Restructuring and contract termination charges, net	7.3	2.2%	2.5	0.8%
Adjusted operating income	$83.8	24.9%	$77.2	23.9%

	Environmental Health
	Three Months Ended
	December 29, 2013		December 30, 2012

Adjusted revenue:
Revenue	$257.2		$254.1
Purchase accounting adjustments	-		-
Adjusted revenue	$257.2		$254.1

Adjusted operating income:
Operating income	$35.1	13.7%	$33.9	13.3%
Amortization of intangible assets	2.7	1.0%	2.5	1.0%
Asset impairments	-	0.0%	0.7	0.3%
Purchase accounting adjustments	0.1	0.0%	-	0.0%
Acquisition-related costs	0.0	0.0%	0.1	0.0%
Restructuring and contract termination charges, net	2.9	1.1%	1.6	0.6%
Adjusted operating income	$40.8	15.9%	$38.9	15.3%

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except per share data and percentages)	PKI
	Twelve Months Ended
	December 29, 2013		December 30, 2012

Adjusted revenue:
Revenue	$2,166.2		$2,115.2
Purchase accounting adjustments	7.3		26.2
Adjusted revenue	$2,173.6		$2,141.5

Adjusted gross margin:
Gross margin	$977.0	45.1%	$963.2	45.5%
Amortization of intangible assets	53.1	2.5%	51.8	2.4%
Purchase accounting adjustments	7.8	0.4%	31.5	1.5%
Mark to market on postretirement benefits	0.8	0.0%	3.7	0.2%
Adjusted gross margin	$1,038.6	47.8%	$1,050.2	49.0%

Adjusted SG&A:
SG&A	$585.9	27.0%	$632.7	29.9%
Amortization of intangible assets	(36.9)	-1.7%	(38.9)	-1.8%
Purchase accounting adjustments	(1.0)	0.0%	0.9	0.0%
Acquisition-related costs	(0.1)	0.0%	(1.2)	-0.1%
Significant environmental charges	(4.6)	-0.2%	-	0.0%
Mark to market on postretirement benefits	18.1	0.8%	(27.9)	-1.3%
Adjusted SG&A	$561.2	25.8%	$565.6	26.4%

Adjusted R&D:
R&D	$133.0	6.1%	$132.6	6.3%
Amortization of intangible assets	(0.3)	0.0%	(0.5)	0.0%
Purchase accounting adjustments	(0.2)	0.0%	-	0.0%
Mark to market on postretirement benefits	0.3	0.0%	(0.2)	0.0%
Adjusted R&D	$132.8	6.1%	$132.0	6.2%

Adjusted operating income:
Operating income	$217.4	10.0%	$98.5	4.7%
Amortization of intangible assets	90.4	4.2%	91.2	4.3%
Asset impairments	6.7	0.3%	74.2	3.5%
Purchase accounting adjustments	9.0	0.4%	30.6	1.4%
Acquisition-related costs	0.1	0.0%	1.2	0.1%
Significant environmental charges	4.6	0.2%	-	0.0%
Mark to market on postretirement benefits	(17.6)	-0.8%	31.8	1.5%
Restructuring and contract termination charges, net	33.9	1.6%	25.1	1.2%
Adjusted operating income	$344.6	15.9%	$352.6	16.5%

	PKI
	Twelve Months Ended
	December 29, 2013		December 30, 2012

Adjusted EPS:
GAAP EPS	$1.45		$0.61
Discontinued operations, net of income taxes	(0.01)		0.01
GAAP EPS from continuing operations	1.46		0.60
Amortization of intangible assets, net of income taxes	0.51		0.52
Asset impairments, net of income taxes	0.04		0.42
Debt extinguishment costs, net of income taxes	0.08		-
Purchase accounting adjustments, net of income taxes	0.05		0.16
Acquisition-related costs, net of income taxes	0.00		0.01
Significant environmental charges, net of income taxes	0.02		-
Mark to market on postretirement benefits, net of income taxes	(0.13)		0.20
Restructuring and contract termination charges, net of income taxes	0.19		0.16
Significant tax credits	(0.14)		-
Adjusted EPS	$2.08		$2.06

	PKI
			Twelve Months Ended
			December 28, 2014
Adjusted EPS:			Projected
GAAP EPS from continuing operations			$1.93 - $1.98
Amortization of intangible assets, net of income taxes			0.46
Purchase accounting adjustments, net of income taxes			0.01
Restructuring and contract termination charges, net of income taxes			0.00
Adjusted EPS			$2.40 - $2.45

	Human Health
	Twelve Months Ended
	December 29, 2013		December 30, 2012

Adjusted revenue:
Revenue	$1,209.8		$1,174.6
Purchase accounting adjustments	7.3		26.2
Adjusted revenue	$1,217.1		$1,200.9

Adjusted operating income:
Operating income	$146.1	12.1%	$59.2	5.0%
Amortization of intangible assets	80.2	6.6%	80.8	6.9%
Asset impairments	6.7	0.6%	73.4	6.2%
Purchase accounting adjustments	8.9	0.7%	30.6	2.6%
Acquisition-related costs	(0.0)	0.0%	1.0	0.1%
Restructuring and contract termination charges, net	22.2	1.8%	17.6	1.5%
Adjusted operating income	$264.1	21.7%	$262.5	21.9%

	Environmental Health
	Twelve Months Ended
	December 29, 2013		December 30, 2012

Adjusted revenue:
Revenue	$956.5		$940.6
Purchase accounting adjustments	0.0		-
Adjusted revenue	$956.5		$940.6

Adjusted operating income:
Operating income	$97.1	10.1%	$111.8	11.9%
Amortization of intangible assets	10.1	1.1%	10.4	1.1%
Purchase accounting adjustments	0.1	0.0%	-	0.0%
Acquisition-related costs	0.1	0.0%	0.2	0.0%
Restructuring and contract termination charges, net	11.8	1.2%	7.6	0.8%
Adjusted operating income	$119.1	12.5%	$130.7	13.9%

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

PKI
Three Months Ended
December 29, 2013
Organic revenue growth:
Reported revenue growth	4%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments	1%
Organic revenue growth	3%

Human Health
Three Months Ended
December 29, 2013
Organic revenue growth:
Reported revenue growth	5%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments	1%
Organic revenue growth	4%

Environmental Health
Three Months Ended
December 29, 2013
Organic revenue growth:
Reported revenue growth	1%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments	1%
Organic revenue growth	1%

Adjusted Revenue and Adjusted Revenue Growth

We use the term “adjusted revenue” to refer to GAAP revenue, including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate long-term performance trends and to assess our ability to invest in our business. Adjusted revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Organic Revenue and Organic Revenue Growth

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency translation and acquisitions, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate long-term performance trends and to assess our ability to invest in our business. Organic revenue growth also provides for easier comparisons of our performance with prior and future periods and relative comparisons to our peers. We exclude the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying trends. We exclude the effect of acquisitions because acquisition activity can vary dramatically between reporting periods and between us and our peers, which we believe makes comparisons of long-term performance trends difficult for management and investors, and could result in overstating or understating to our investors the performance of our operations. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Gross Margin and Adjusted Gross Margin Percentage

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, other costs related to business acquisitions, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the performance of our investments in technology, to evaluate the long-term profitability trends and to assess our ability to invest in our business. We exclude amortization of intangible assets and adjustments for mark-to-market accounting on post-retirement benefits from these measures because these charges do not represent what we believe our investors consider to be costs of producing our products and could distort the additional value generated over the cost of producing those products. In addition, inventory fair value adjustments related to business acquisitions and other costs related to business acquisitions are excluded because they only occur due to an acquisition and the potential subsequent repositioning of the business that could distort the performance measures of costs used in producing our products. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Selling, General and Administrative (“SG&A”) Expense and Adjusted SG&A Percentage

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, and significant environmental charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better measure the cost of the internal operating structure, our ability to leverage that structure and the level of investment required to grow our business. We exclude amortization of intangible assets, significant environmental charges, and adjustments for mark-to-market accounting on post-retirement benefits from these measures because these charges do not represent what we believe our investors consider to be costs that support our internal operating structure and could distort the efficiencies of that structure. We exclude changes to the fair values assigned to contingent consideration and other costs related to business acquisitions because they only occur due to an acquisition and the potential subsequent repositioning of the business that could distort the performance measures of costs to support our internal operating structure.

Adjusted Research and Development (“R&D”) Expense and Adjusted R&D Percentage

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets and other costs related to business acquisitions. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better understand and evaluate our internal technology investments. We exclude amortization of intangible assets and adjustments for mark-to-market accounting on post-retirement benefits from these measures because these charges do not represent what we believe our investors consider to be internal investments in R&D activities and could distort our R&D investment level. We exclude other costs related to business acquisitions because they only occur due to an acquisition and the potential subsequent repositioning of the business that could distort the performance measures of costs to support our internal operating structure.

Adjusted Operating Income, Adjusted Operating Profit Percentage, Adjusted Operating Profit Margin and Adjusted Operating Margin

We use the term “adjusted operating income,” to refer to GAAP operating income, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, significant environmental charges, asset impairments, and restructuring and contract termination charges, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. Adjusted operating income is calculated by subtracting adjusted R&D expense and adjusted SG&A expense from adjusted gross margin. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to analyze the costs of the different components of producing and selling our products, to better measure the performance of our internal investments in technology and to evaluate the long-term profitability trends of our core operations. Adjusted operating income also provides for easier comparisons of our performance and profitability with prior and future periods and relative comparisons to our peers. We believe our investors do not consider the items that we exclude from adjusted operating income to be costs of producing our products, investments in technology and production or costs to support our internal operating structure, and so we present this non-GAAP measure to avoid overstating or understating to our investors the performance of our operations. We exclude asset impairments and restructuring and contract termination charges because they tend to occur due to an acquisition, divestiture, repositioning of the business or other unusual event that could distort the performance measures of our internal investments and costs to support our internal operating structure. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

Adjusted Earnings Per Share

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, excluding discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, significant environmental charges, asset impairments, restructuring and contract termination charges, significant debt extinguishment charges, and significant tax credits, and including estimated revenue from contracts acquired in various acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. Adjusted earnings per share is calculated by subtracting the items above included in adjusted gross margin, adjusted R&D expense, adjusted SG&A expense, restructuring and contract termination charges, the provision for taxes related to these items, and significant tax credits from GAAP earnings per share. We believe that this non-GAAP measure, when taken together with our GAAP financial measures, allows us and our investors to analyze the costs of producing and selling our products and the performance of our internal investments in technology and our internal operating structure, to evaluate the long-term profitability trends of our core operations and to calculate the underlying value of the core business on a dilutive share basis, which is a key measure of the value of the Company used by our management and we believe used by investors as well. Adjusted earnings per share also facilitates the overall analysis of the value of the Company and the core measure of the success of our operating business model as compared to prior and future periods and relative comparisons to our peers. We exclude discontinued operations, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, adjustments for mark-to-market accounting on post-retirement benefits, significant environmental charges, asset impairments, restructuring and contract termination charges, significant debt extinguishment charges, and significant tax credits, as these items do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure, which could result in overstating or understating to our investors the performance of our operations. We include estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination rules. Our GAAP revenue for the periods subsequent to our acquisitions does not reflect the full amount of revenue on such contracts that would have otherwise been recorded by the acquired businesses. The non-GAAP adjustment is intended to reflect the full amount of such revenue. We believe our investors will use this adjustment as a measure of the ongoing performance of the acquired businesses because customers have historically entered into such contracts for renewed and/or developmental support, although there can be no assurance that customers will do so in the future.

The fourth quarter tax effect on adjusted EPS for (i) discontinued operations was a benefit of $0.01 in 2013 and an expense of $0.00 in 2012, (ii) amortization of intangible assets was an expense of $0.08 in 2013 and an expense of $0.07 in 2012, (iii) significant environmental charges was an expense of $0.02 in 2013, (iv) asset impairments was an expense of $0.02 in 2013 and an expense of $0.23 in 2012, (v) restructuring and contract termination charges was an expense of $0.04 in 2013 and an expense of $0.01 in 2012, (vi) significant debt extinguishment charges was an expense of $0.05 in 2013, (vii) significant tax credits was a benefit of $0.06 in 2013, (viii) the estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination accounting rules was an expense of $0.00 in 2013 and an expense of $0.01 in 2012, (ix) adjustments for mark-to-market accounting on post-retirement benefits was a benefit of $0.03 in 2013 and an expense of $0.08 in 2012. The fourth quarter tax effect on adjusted EPS for each of the remaining items (inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, and other costs related to business acquisitions) was $0.00 in both 2013 and 2012.

The full year tax effect on adjusted EPS through the fourth quarter for (i) discontinued operations was a benefit of $0.01 in 2013 and an expense of $0.01 in 2012, (ii) amortization of intangible assets was an expense of $0.28 in both 2013 and 2012, (iii) inventory fair value adjustments related to business acquisitions was an expense of $0.00 in 2013 and an expense of $0.02 in 2012, (iv) significant environmental charges was an expense of $0.02 in 2013, (v) asset impairments was an expense of $0.02 in 2013 and an expense of $0.23 in 2012, (vi) restructuring and contract termination charges was an expense of $0.10 in 2013 and an expense of $0.06 in 2012, (vii) significant debt extinguishment charges was an expense of $0.05 in 2013, (viii) significant tax credits was a benefit of $0.14 in 2013, (ix) the estimated revenue from contracts acquired with various acquisitions that will not be fully recognized due to business combination accounting rules was an expense of $0.02 in 2013 and an expense of $0.09 in 2012, (x) adjustments for mark-to-market accounting on post-retirement benefits was a benefit of $0.03 in 2013 and an expense of $0.08 in 2012. The full year tax effect on adjusted EPS through the fourth quarter for each of the remaining items (changes to the fair values assigned to contingent consideration and other costs related to business acquisitions) was $0.00 in both 2013 and 2012.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions, significant environmental charges, asset impairments, adjustments for mark-to-market accounting on post-retirement benefits, restructuring and contract termination charges, significant debt extinguishment charges, significant tax credits, and the estimated revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision.

* * *

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above are also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

CONTACT:
Investor Relations:
PerkinElmer, Inc.
Tommy J. Thomas, CPA, 781-663-5889
tommy.thomas@perkinelmer.com
or
Media Contact:
PerkinElmer, Inc.
Fara Goldberg, 781-663-5699
fara.goldberg@perkinelmer.com